UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2015

BBX CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

Florida	001-13133	65-0507804
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 East Las Olas Boulevard, Suite 800, Fort Lauderdale, Florida	33301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 954-940-4000

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

◻	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
◻	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
◻	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
◻	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed, BBX Capital Corporation (the “Company”) holds a 46% equity interest in Woodbridge Holdings, LLC, which owns 100% of Bluegreen Corporation (“Bluegreen”).

On January 29, 2015, Bluegreen completed a private offering and sale of approximately $117.8 million of investment-grade, timeshare receivable-backed notes (the "2015-A Term Securitization"). The 2015-A Term Securitization consisted of the issuance of two tranches of timeshare receivable-backed notes (the “Notes”): approximately $89.4 million of Class A and approximately $28.4 million of Class B notes with note interest rates of 2.88% and 3.47%, respectively, which blended to an overall weighted average note interest rate of approximately 3.02%. The gross advance rate for this transaction was 94.25%. The Notes mature in May 2030. BB&T Capital Markets (“BB&TCM”) acted as the structuring agent, joint bookrunner and co-lead manager and Barclays Capital Inc. (“Barclays”) acted as joint bookrunner and co-lead manager. Both BB&TCM and Barclays acted as initial purchasers.

The amount of the timeshare receivables sold to BXG Receivables Note Trust 2015-A (the “Trust”) was approximately $125.0 million, approximately $100.2 million of which was sold to the Trust at closing and approximately $24.8 million of which is expected to be sold to the Trust by May 29, 2015. The gross proceeds of such sales to the Trust are anticipated to be approximately $117.8 million. A portion of the proceeds received to date were used to: repay Branch Banking and Trust Company (“BB&T”) and DZ Bank AG Deutsche Zentral-Genossenschaftsbank, Frankfurt am Main (“DZ Bank”) a total of approximately $42.3 million, representing all amounts outstanding (including accrued interest) under Bluegreen's existing purchase facility with BB&T and DZ (the "BB&T/DZ Purchase Facility"); repay Liberty Bank approximately $22.6 million under Bluegreen's existing facility with Liberty Bank (the “Liberty Bank Facility”); capitalize a reserve fund; and pay fees and expenses associated with the transaction. Prior to the closing of the 2015-A Term Securitization, Bluegreen, as servicer, funded approximately $9.5 million in connection with the servicer redemption of the notes related to BXG Receivables Note Trust 2006-B, and certain of the timeshare loans in such trust were sold to the Trust in connection with the 2015-A Term Securitization. The remainder of the gross proceeds from the 2015-A Term Securitization of approximately $40 million, of which approximately $23.4 million will be received by Bluegreen as the aforementioned approximately $24.8 million of timeshare receivables are sold to the Trust, are expected to be used by Bluegreen for general corporate purposes. As a result of the facility repayments described above, immediately after the closing of the 2015-A Term Securitization, (i) there were no amounts outstanding under the BB&T/DZ Purchase Facility, which allows for maximum outstanding receivable-backed borrowings of $80.0 million on a revolving basis through December 31, 2015 and (ii) there was approximately $16.1 million outstanding under the Liberty Bank Facility, which permits maximum outstanding receivable-backed borrowings of $50.0 million on a revolving basis through November 30, 2015 subject to eligible collateral and the other terms and conditions of the facility. Thus, additional availability of approximately $64.4 million in the aggregate was created under the BB&T/DZ Purchase Facility and Liberty Bank Facility.

While ownership of the timeshare receivables included in the 2015-A Term Securitization is transferred and sold for legal purposes, the transfer of these timeshare receivables is accounted for as a secured borrowing for financial accounting purposes. Accordingly, no gain or loss was recognized as a result of this transaction.

The Notes were offered and sold to the initial purchasers in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and were subsequently offered and sold by the initial purchasers only to qualified institutional buyers in reliance on Rule 144A under the Securities Act and, outside the United States, only to non-US investors pursuant to Regulation S. The Notes have not been registered under the Securities Act or any state securities laws and, unless so registered (which is not expected), the Notes may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws.

The description of the 2015-A Term Securitization set forth above is a summary only, does not purport to be complete and is qualified in its entirety by reference to the full text of the agreements and instruments governing the transaction, which are included as Exhibits 10.1 through 10.5 of this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 10.1Indenture, dated as of January 15, 2015, between BXG Receivables Note Trust 2015-A, as Issuer, Bluegreen Corporation, as Servicer, Vacation Trust, Inc. as Club Trustee, Concord Servicing Corporation, as Backup Servicer, and U.S. Bank National Association, as Indenture Trustee, Paying Agent and Custodian

Exhibit 10.2Sale Agreement, dated as of January 15, 2015, by and among BRFC 2015-A LLC, as Depositor, and BXG Receivables Note Trust 2015-A, as Issuer

Exhibit 10.3Transfer Agreement, dated as of January 15, 2015, by and among Bluegreen Corporation, BXG Timeshare Trust I, as Seller, and BRFC 2015-A LLC, as Depositor

Exhibit 10.4Purchase and Contribution Agreement, dated as of January 15, 2015, by and among Bluegreen Corporation, as Seller, and BRFC 2015-A LLC, as Depositor

Exhibit 10.5BXG Receivables Note Trust 2015-A, Standard Definitions

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BBX CAPITAL CORPORATION

Date: February 3, 2015
By: /s/ John K. Grelle
John K. Grelle,
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

 10.1Indenture, dated as of January 15, 2015, between BXG Receivables Note Trust 2015-A, as Issuer, Bluegreen Corporation, as Servicer, Vacation Trust, Inc. as Club Trustee, Concord Servicing Corporation, as Backup Servicer, and U.S. Bank National Association, as Indenture Trustee, Paying Agent and Custodian

 10.2Sale Agreement, dated as of January 15, 2015, by and among BRFC 2015-A LLC, as Depositor, and BXG Receivables Note Trust 2015-A, as Issuer

 10.3Transfer Agreement, dated as of January 15, 2015, by and among Bluegreen Corporation, BXG Timeshare Trust I, as Seller, and BRFC 2015-A LLC, as Depositor

 10.4Purchase and Contribution Agreement, dated as of January 15, 2015, by and among Bluegreen Corporation, as Seller, and BRFC 2015-A LLC, as Depositor

10.5BXG Receivables Note Trust 2015-A, Standard Definitions